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                                                             EXHIBIT 5.1

                              [LETTERHEAD]


                           September 26, 1997


Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

Gentlemen:

     We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), of up to 723,273 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Shares") to be issued to the public from time to time by the selling stockholders described therein.

     In our capacity as Maryland counsel to the Company, we have examined the Registration Statement, the Charter and By-Laws of the Company, as amended and restated and in effect on the date hereof, minutes of the proceedings of the Company's Board of Directors authorizing the issuance of the Shares, and such other documents as we have considered necessary. We have also examined an Officer's Certificate of the Company dated October 9, 1996 (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters we have relied on the Certificate and have not independently verified the matters stated therein.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the Shares have been duly and validly authorized and legally issued and are fully paid and nonassessable.

     The opinion expressed herein is solely for the use of the Company in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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Apartment Investment and Management Company
September 26, 1997
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. We further consent to the reliance on this opinion by Skadden, Arps, Slate, Meagher & Flom LLP, in rendering their opinion to the Company in connection with the filing of the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Piper & Marbury L.L.P.